                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Registration Rights Agreement"), entered into as of February 6, 1998, between the Subscribers named in that Convertible Securities Subscription Agreement of even date herewith (collectively, the "Purchasers"), and ROSS SYSTEMS, INC., a California corporation (the "Company").

                             W I T N E S S E T H:

     WHEREAS, pursuant to a Convertible Securities Subscription Agreement, dated as of February 6, 1998 (the "Agreement"), by and between the Company and the Purchasers, the Company has agreed to sell and the Purchasers have agreed to purchase up to an aggregate of U.S.$10,000,000 of the Company's Convertible Subordinated Debentures due February 6, 2003 (the "Debentures") convertible into shares of the Company's Common Stock, no par value (the "Shares") in two closings subject to the terms and conditions of the Agreement;

     WHEREAS, pursuant to the terms of, and in partial consideration for, Purchasers' purchase of the Debentures, the Company has agreed to provide the Purchasers with certain registration rights with respect to the Shares issuable upon conversion of the Debentures as set forth in this Registration Rights Agreement;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement and this Registration Rights Agreement, the Company and the Purchasers agree as follows:

     1. CERTAIN DEFINITIONS. Terms capitalized herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Registrable Securities" shall mean any Shares or other securities issued or issuable to Purchaser or any Holder upon the conversion or exchange of or pursuant to the payment of interest under any Debentures or Shares and any shares of capital stock issued or issuable with respect to the Shares as a result of any stock split, stock dividend, recapitalization, exchange, combination, merger, consolidation, distribution or similar event.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

     "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with Purchasers' exercise of their registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel to all Holders for a "due diligence" examination of the Company and review of the Registration Statements and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company). With respect to the "due diligence" examination of the Company, the Registration Expenses shall include only fees and disbursements for one (1) designated counsel for all the Holders of Debentures (subject to a maximum amount of $20,000).

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holder not included within "Registration Expenses".

     "Holder" shall include any Purchaser and any transferee or assignee of Debentures, Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 10 of this Agreement.

     "Registration Statement," "Initial Registration Statement" and "Second Closing Registration Statement" shall have the meaning set forth in Section 2(a) herein.

     "Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     2. REGISTRATION REQUIREMENTS. The Company shall use its diligent best efforts to effect the registration of the Registrable Securities contemplated by the Agreement (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities by the Holders in the manner (including manner of sale) and in all states reasonably requested by the Holders for purposes of maximizing the proceeds realizable by the Holders from such sale or distribution. Such best efforts by the Company shall include without limitation the following:

         (a) The Company shall, as soon as practicable after the date hereof but in no event later than thirty (30) days after the date hereof, file (i) a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company in ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) ("Registration Statement") covering the resale of all of the Registrable Securities underlying the Debentures issued and sold to the Purchasers on the First Closing Date (the "Initial Registration Statement"); (ii) such blue sky filings as shall have been requested by the Holder; and (iii) any required filings with the National Association of Securities Dealers, Inc. or exchange or market where the Shares are traded. The Company shall, as soon as practicable after the Second Closing Date, but in no event later than thirty (30) days after the Second Closing Date, file (i) a Registration Statement covering the resale of all of the Registrable Securities underlying the Debentures issued in the Second Closing Date (the "Second Closing Registration Statement"); (ii) such blue sky filings as shall have been requested by the Holder; and (iii) any required filings with the National Association of Securities Dealers, Inc. or
exchange or market where the Shares are traded.   No securities other than
the Registrable Securities shall be included in any Registration Statement. The Company shall use its best efforts to have such Registration Statements and other filings declared effective as promptly as practicable, and until such Registration Statements are declared effective the Company undertakes to file no other registration statements covering any securities other than the Registrable Securities (except registration statements on Form S-8 and registration statements relating to Other Registration Rights).

         (b) (i) If the Company fails to file the Initial Registration Statement and the Second Closing Registration Statement complying with the requirements of this Registration Rights Agreement within thirty
     (30) days from the First Closing Date and Second Closing Date, respectively, or if such Registration Statement has not become effective within one hundred twenty (120) days from such Closing Date, the Holder shall have, in addition to and without limiting any other rights it may have at law, in equity or under the Debentures, the Agreement or this Registration Rights Agreement (including the right to specific performance), the right to receive, as liquidated damages, the payments as provided in subparagraph (ii) of this section.

              (ii) If after one hundred twenty (120) days from the First Closing Date the Initial Registration Statement has not been declared effective by the Commission, or if after one hundred twenty (120) days from the Second Closing Date the Second Closing Date Registration Statement has not been declared effective by the Commission, then the Company shall pay to the Purchaser an amount equal to 2% of the Outstanding Principal Amount (as defined in the Debenture) of the related Debentures, in cash, for each 30-day period after such 120-day period that such Registration Statement is not effective. In addition to the foregoing, if after 210 days from the First Closing Date the Initial Registration Statement has not been declared effective by the Commission, or if after 210 days from the Second Closing Date the Second Closing Registration Statement has not been declared effective by the Commission, then upon demand of such Holder, the Company shall redeem all the Debentures acquired by the Holder on the First Closing Date or the Second Closing Date, as applicable, which are held by such Holder at a redemption price equal to 120% of the Outstanding Principal Amount of such Debentures plus accrued interest thereon, together with all other payments due under this paragraph and under the Debenture and the Agreement.

         (c) If the Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, the Holder shall so advise the Company. The Holder will have the right to select the investment bankers for such underwriting subject to such investment bankers being reasonably satisfactory to the Company.

         (d) The Company shall enter into such customary agreements (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering:

              (i) make such representations and warranties to the Holder and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings;

              (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of counsel to the Company, dated the effective date (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of each Registration Statement (which counsel, and opinions (in form, scope and substance), shall be reasonably satisfactory to the managing underwriter or underwriters, if any, and the appointed representative or counsel of the Holder), addressed to the Holder and each underwriter, if any, covering the matters customarily covered in opinions requested in secondary underwritten offerings and, in the case of an underwritten offering, such other matters as may be reasonably requested by the Holder;

              (iii) cause to be delivered, immediately prior to the effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a "comfort" letter from the Company's independent certified public accountants addressed to the Holder and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary underwritten public offerings;

              (iv) if an underwriting agreement is entered into, the same shall set forth in full the indemnification and contribution provisions and procedures of sections 6 and 7 with respect to all parties to be indemnified pursuant to such sections; and

              (v) the Company shall deliver such documents and certificates as may be reasonably requested by the Holder or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any, or other agreement entered into by the Company;

the foregoing in this paragraph 2(d) shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder; provided, however, the foregoing in paragraph 2(d) shall not be required on more than two (2) occasions.

         (e) The Company shall make available for inspection by a representative or representatives of the Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Holder or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement. The Holder will agree to keep all non-public information supplied to it confidential until such information is included in a Registration Statement.

     3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holder.

     4. REGISTRATION ON FORM S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act. The foregoing is not intended to require the Company to pay dividends in order to use Form S-3.

     5. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

         (a) Keep such registration effective for the period ending thirty-six (36) months after the initial date of effectiveness of such Registration Statement, as extended pursuant to Section 5A hereof, or until the Holder has completed the distribution of the Shares issuable upon conversion of the Debentures, whichever first occurs.

         (b) Furnish such number of prospectuses, and amendments and supplements thereto, and other documents incident thereto as the Holder from time to time may reasonably request.

         (c) Prepare and file with the Commission such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

         (d) Notify each Holder of Registrable Securities included in a Registration Statement, their counsel and the managing underwriters, if any, promptly, and confirm such notice (a "Notice") in writing, (1) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purposes, (4) if at any time the representations and warranties of the Company contained in agreements contemplated by Section 2 (d) cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (6) of the happening of any event as a result of which the Prospectus included in a Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and (7) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

         (e) Upon the occurrence of any event contemplated by Section 5(d)(2)-(7) and immediately upon the expiration of any Blocking Period (as defined in Section 5A), prepare, if the occurrence of such event or period requires such preparation, a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (f) Make every reasonable effort to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order or suspension is issued, to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

         (g) Insure that all Registrable Securities subject to the Registration Statement shall at all times be registered or qualified for offer and sale under the securities or blue sky laws of such jurisdictions as any Holder or underwriter reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject;

         (h) Use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the chosen method or methods of distribution;

         (i) Cause all Registrable Securities included in such Registration Statement to be listed, by the date of first sale of Registrable Securities pursuant to such Registration Statement, on the principal securities exchange or automated interdealer system on which the same type of securities of the Company are then listed or traded;

         (j) Make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

     5A. SUSPENSIONS OF EFFECTIVENESS. The Company may suspend dispositions under a Registration Statement and notify the Holder that it may not sell the Registrable Securities pursuant to any Registration Statement or Prospectus (a "Blocking Notice") if the Company's management determines in its reasonable good faith judgment that the Company's obligation to ensure that such Registration Statement and Prospectus are current and complete would require the Company to take actions that might reasonably be expected to have a materially adverse detrimental effect on the Company and its stockholders; PROVIDED that such suspension pursuant to a Blocking Notice or the Notice described below or as a result of the circumstances described in 5(d)(2)-(7) may not exceed sixty (60) days (whether or not consecutive) in any twelve
(12) month period. The Holder agrees by acquisition of the Registrable Securities that, upon receipt of a Blocking Notice or "Notice" from the Company of the existence of any fact of the kind described in the following sentence, such Holder shall not dispose of, sell or offer for sale the Registrable Securities pursuant to the Registration Statement until such Holder receives (i) copies of the supplemented or amended Prospectus, or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing (the "Advice") from the Company that the use of the Prospectus may be resumed and (iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Pursuant to the immediately preceding sentence, the Company may provide such Notice to the Holder upon the determination by the Company of the existence of any fact or the happening or any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus, in order to make the statements therein not misleading in any material respect. If so directed by the Company in connection with any such Notice, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice. In the event the Company shall give any such Blocking Notice or Notice, the time regarding the effectiveness of such Registration Statement set forth in Section 5(a) and the maturity date of the Debenture shall be extended by one and one-half (1-1/2) times the number of days during the period from and including the date of the giving of such Blocking Notice or Notice to and including the date when the Holder shall have received the copies of the supplemented or amended Prospectus, the Advice and any additional or supplemental filings that are incorporated by reference in the Prospectus. Delivery of a Blocking Notice or Notice and the related suspension of any Registration Statement shall not constitute a default under this Agreement and shall not create any obligation to pay liquidated damages under Section 2 hereof. However, if the Holder's ability to sell under the Registration Statement is suspended for more than the 60 day period described above (an "Excess Blocking Period"), then the rate of interest on all of the Debentures shall, to the maximum extent permitted by law, be permanently increased by two percent (2%) (I.E., from 6% to 8%) commencing on the first day of the thirty (30) day period (or part thereof) following the beginning of an Excess Blocking Period; if the Excess Blocking Period continues beyond 90 days, then the rate of interest on all of the Debentures shall, to the maximum extent permitted by law, be permanently increased an additional two percent (2%) commencing on the 91st day; if the Excess Blocking Period continues beyond 120 days, then the rate of interest on all of the Debentures shall, to the maximum extent permitted by law, be permanently increased an additional two percent (2%) commencing on the 121st day; and if the Excess Blocking Period continues beyond 150 days, then the rate of interest on all of the Debentures shall, to the maximum extent permitted by law, be permanently increased an additional one (1%) percent on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until the Excess Blocking Period terminates. In addition, if the Excess Blocking Period continues for more than an aggregate of 120 days in any 360-day period, then at Holder's option, the Company shall redeem Holder's Debentures at a redemption price equal to 120% of the Outstanding Principal Amount of the Debentures plus accrued interest thereon to the date of redemption, together with all payments due under this paragraph and under the Debenture and the Agreement.

     6.  INDEMNIFICATION.

         (a) COMPANY INDEMNITY. The Company will indemnify the Holder, each of its officers, directors and partners, and each person controlling Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in a Registration Statement, any post-effective amendment thereto or any prospectus, offering circular or other document (including any related notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) that is made in reliance upon and in conformity with written information furnished to the Company by Holder or the underwriter and stated to be specifically for use therein. In addition to any other information furnished in writing to the Company by the Holder, the information in the Registration Statement concerning the Holder under the captions "Selling Shareholders" (or any similarly captioned section containing the information required pursuant to
Item 507 of Regulation S-K promulgated pursuant to the Securities Act) and "Plan of Distribution" (or any similarly captioned section containing information required pursuant to Item 508 of Regulation S-K) shall be deemed information furnished in writing to the Company by the Holder to the extent it conforms to information actually supplied in writing by the Holder. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

         (b) HOLDER INDEMNITY. The Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holders and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Holder and stated to be specifically for use therein, and provided that no Holder shall be liable under this indemnity for an amount in excess of the proceeds received by the Holder from the sale of the Registrable Securities pursuant to such registration statement. In addition to any other information furnished in writing to the Company by the Holder, the information in the Registration Statement concerning the Holder under the captions "Selling Shareholders" (or any similarly captioned section containing the information required pursuant to Item 507 of Regulation S-K promulgated pursuant to the Securities Act) and "Plan of Distribution" (or any similarly captioned section containing information required pursuant to Item 508 of Regulation S-K) shall be deemed information furnished in writing to the Company by the Holder to the extent it conforms to information actually supplied in writing by the Holder. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld).

         (c) PROCEDURE. Each party entitled to indemnification under this Article (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. The indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such indemnified party, provided, however, that if separate firm(s) of attorneys are required due to a conflict of interest, then the indemnifying party shall be liable for the reasonable fees and expenses of each such separate firm. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     7. CONTRIBUTION. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder on the one hand or underwriters, as the case may be, on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Holder or underwriters, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and the Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Holder or the underwriters, as the case may be, on the other shall be deemed to be in the same proportion as the proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company from the initial sale of the Registrable Securities by the Company to the Holder pursuant to this Registration Rights Agreement bear to the proceeds received by the Holder from the sale of Registrable Securities pursuant to the registration statement or the total underwriting discounts and commissions received by the underwriters as set forth in the table on the cover page of the prospectus, as the case may be. The relative fault of the Company on the one hand and of the Holder or underwriters, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriters.

     In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

     The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Holder or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of the Holder, the total price at which the shares of Common Stock offered by such Holder and distributed to the public, or offered to the public, exceed the amount paid by such Holder for the underlying debentures converted into such shares of Common Stock, (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. SURVIVAL. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(e)(i) shall remain operative and in full force and effect regardless of (i) any termination of the Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Registrable Securities.

     9. INFORMATION BY HOLDER. The Holder shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. All information provided to the Company by Holder shall be accurate and complete in all material respects and Holder shall promptly notify the Company if any such information becomes incorrect or incomplete. If the Holder does not timely provide all such reasonably requested information, the Holder shall not be entitled to the liquidated damages contemplated by paragraph 2(b)(ii) to the extent that such delay in the Registration Statement becoming effective is caused by such failure to timely provide information unless such Holder shall be able to demonstrate to the Company's satisfaction that such failure to timely provide did not proportionately contribute to the event giving rise to the indemnity obligation.

     10. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights granted to Purchasers by the Company under this Registration Rights Agreement to cause the Company to register Registrable Securities, may be furnished or assigned to a transferee or assignee of any of not less than $100,000 in Outstanding Principal Amount of Debentures, provided that the Company is given written notice by Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the board of directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights agrees to be bound by this Registration Rights Agreement.

     11.  MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Registration Rights Agreement contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

          (b) NOTICES. Any notice or other communication given or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or sent by facsimile or next-day or two-day courier service (a) if to Purchaser, at its address set forth on the signature page hereto, (b) if to the Company, at its address set forth on the signature page hereto, and (c) if to a Holder other than Purchaser, at the address thereof furnished by like notice to the Company, or (d) to any such addresses at such other address or addresses as shall be so furnished to the other parties by like notice.

          (c) GENDER OF TERMS. All terms used herein shall be deemed to include the feminine and the neuter, and the singular and the plural, as the context requires.

          (d) GOVERNING LAW; CONSENT OF JURISDICTION; WAIVER OF JURY TRIAL. This Registration Rights Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law, except to the extent that the law of California regulates the Company's issuance of securities. The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Registration Rights Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. To the extent permitted by applicable law, the parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the such party at its address set forth in this Registration Rights Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Registration Rights Agreement.

          (e) TITLES. The titles used in this Registration Rights Agreement are used for convenience only and are not to be considered in construing or interpreting this Registration Rights Agreement.



          IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

PURCHASER:                             COMPANY:
___________________________________    ROSS SYSTEMS, INC.,
Address____________________________    a California Corporation
___________________________________    Address______________________________
___________________________________    _____________________________________
                                       _____________________________________


By:________________________________    By:__________________________________
Printed Name:                          Title:
Title:

With Copies of Notices to:              With Copies of Notices to:

___________________________________      _________________________________
___________________________________      _________________________________
___________________________________      _________________________________
___________________________________      _________________________________